EXHIBIT 99-2

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

In connection with the Quarterly Report on FORM 10-QSB for Microbest, Inc. (the "Company") for the quarter ended June 30, 2002, (the"Report") as filed today with the Securities & Exchange Commission, we, the Chief Executive Officer and the Chief Financial Officer of the Company, certify, to the best of our knowledge and belief that:

      the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

      the information contained in the Report fairly presents, in all material respects, the financial condition of the Company, and the results of its operations and its cash flows.

The Report has been prepared assuming the Company will continue as a going concern. As described in the Report, the Company among other things has an ongoing deficit in working capital, and has suffered cumulative losses from operations since inception. All of this raises substantial doubt about the Company's ability to continue as a going concern.

Management recognizes that the realization of assets and the satisfaction of liabilities in the normal course of business is dependent upon the Company obtaining additional equity capital and ultimately generating profitable operations. No assurance can be given that the Company will be successful in these activities. Should the Company not be successful in these activities, it will have a materially negative affect on the financial information contained in the Report.


August 14, 2002                      /s/
                                     -------------------------------------------
                                     William J. Breslin, Chief Financial Officer


Suscribed and sworn to before me, a Notary Public, this 14th day of August, 2002 by William J. Breslin known to me to be the chief financial officer of Microbest, Inc.

My commission expires_________       /s/
                                     -------------------------------------------

                                  Notary Public